                              CASTLE & COOKE, INC.

                        DEFERRED STOCK COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                        (as amended through July 2, 1996)



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                              CASTLE & COOKE, INC.

                        DEFERRED STOCK COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                        (AS AMENDED THROUGH JULY 2, 1996)



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      TITLE, PURPOSE AND AUTHORIZED SHARES. . . . . . . . . . . . .   1

ARTICLE II     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III    PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV     DEFERRAL ACCOUNTS . . . . . . . . . . . . . . . . . . . . . .   4

               4.1  Stock Unit Account . . . . . . . . . . . . . . . . . . .   4
               4.2  Dividend Equivalents; Dividend
                    Equivalent Stock Account . . . . . . . . . . . . . . . .   4
               4.3  Vesting of Stock Unit Account and
                    Dividend Equivalent Stock Account. . . . . . . . . . . .   5
               4.4  Distribution of Benefits . . . . . . . . . . . . . . . .   5
               4.5  Adjustments in Case of Changes
                    in Common Stock. . . . . . . . . . . . . . . . . . . . .   6
               4.6  Corporation's Right to Withhold. . . . . . . . . . . . .   6
               4.7  Limitations on Rights Associated
                    with Units . . . . . . . . . . . . . . . . . . . . . . .   7
               4.8  Restrictions on Resale . . . . . . . . . . . . . . . . .   7

ARTICLE V      ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . .   7

               5.1  Formula Plan . . . . . . . . . . . . . . . . . . . . . .   7
               5.2  Decisions Final; Delegation; Reliance;
                    and Limitation on Liability. . . . . . . . . . . . . . .   7

ARTICLE VI     PLAN CHANGES AND TERMINATION. . . . . . . . . . . . . . . . .   8

               6.1  Amendments . . . . . . . . . . . . . . . . . . . . . . .   8
               6.2  Term . . . . . . . . . . . .. . . . . . . . . . . . . . .  8
               6.3  Distribution of Shares . . . . . . . . . . . . . . . . .   8


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ARTICLE VII    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   9

               7.1  Limitation on Directors' Rights. . . . . . . . . . . . .   9
               7.2  Beneficiaries. . . . . . . . . . . . . . . . . . . . . .   9
               7.3  Benefits Not Assignable; Obligations
                    Binding Upon Successors. . . . . . . . . . . . . . . . .   9
               7.4  Governing Law; Severability. . . . . . . . . . . . . . .   9
               7.5  Compliance With Laws . . . . . . . . . . . . . . . . . .  10
               7.6  Plan Construction. . . . . . . . . . . . . . . . . . . .  10
               7.7  Headings Not Part of Plan. . . . . . . . . . . . . . . .  10
               7.8  Shareholder Approval; Effective Date . . . . . . . . . .  10
               7.9  Irrevocability of Payout Elections . . . . . . . . . . .  10


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                              CASTLE & COOKE, INC.

                        DEFERRED STOCK COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                        (AS AMENDED THROUGH JULY 2, 1996)

                                    ARTICLE I

                      TITLE, PURPOSE AND AUTHORIZED SHARES

     This Plan shall be known as "Castle & Cooke, Inc. Deferred Stock Compensation Plan For Non-Employee Directors" and shall become effective as provided in Section 7.8. The purpose of this Plan is to compensate directors in a manner that further aligns their economic interest with the interests of shareholders generally and by so doing further attract, motivate and retain experienced and knowledgeable directors of the Corporation. The total number of shares of Common Stock that may be delivered pursuant to awards under this Plan is 50,000, subject to adjustments contemplated by Section 4.5.

                                   ARTICLE II

                                   DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

               ACCOUNTS means a Director's Stock Unit Account and Dividend Equivalent Stock Account.

               AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock of the Corporation during the last 10 trading days preceding the applicable date of determination.

               AWARD means the crediting of a Unit or Units under this Plan.

               AWARD DATE means June 1 of each year, commencing in 1996.

               BENEFICIARY shall have the meaning specified in Section 7.2(b).

               BOARD OF DIRECTORS or BOARD means the Board of Directors of the Corporation.


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               CHANGE IN CONTROL EVENT means and shall be deemed to have
     occurred upon:

               (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

               (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

               (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a subsidiary or other affiliate; or

               (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Common Stock at the time of adoption of this Plan (or an affiliate, successor, heir, descendent or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

               CODE means the Internal Revenue Code of 1986, as amended.

               COMMON STOCK means shares of Common Stock of the Corporation, subject to adjustments made under Section 4.5 or by operation of law.


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               CORPORATION means Castle & Cooke, Inc., a Hawaii corporation, and its successors and assigns.

               DIRECTOR means a member of the Board of Directors of the Corporation who is eligible to receive compensation in the form of retainer fees for services in such capacity and who is not an officer or employee of the Corporation or any of its subsidiaries.

               DISABILITY means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

               DISTRIBUTION means the initial distribution of the shares of Common Stock of the Corporation by Dole Food Company, Inc. to its shareholders.

               DIVIDEND EQUIVALENT means the amount of dividends or other distributions paid by the Corporation on that number of shares of Common Stock equivalent to the number of Stock Units then credited to a Director's Stock Unit Account and Dividend Equivalent Stock Account, which amount shall be allocated as additional Stock Units to the Director's Dividend Equivalent Stock Account.


               DIVIDEND EQUIVALENT STOCK ACCOUNT means the bookkeeping account maintained by the Corporation on behalf of a Director which is credited with Dividend Equivalents in the form of Stock Units in accordance with
     Section 4.2.

               EFFECTIVE DATE means the effective date referred to in
     Section 7.8.

               EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

               FAIR MARKET VALUE means the closing price of the Stock as reported on the composite tape of New York Stock Exchange issues (or, if the Stock is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Board) on the relevant date, or, if no sale of the Stock is reported for that date, the next preceding day for which there is a reported sale.

               PLAN means the Castle & Cooke, Inc. Deferred Stock Compensation Plan For Non-Employee Directors.

               STOCK means Common Stock.

               STOCK UNIT OR UNIT means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equiva-


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     lent to an outstanding share of Common Stock of the Corporation and includes fractional units.

               STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Corporation on behalf of each Director which is credited with Stock Units in accordance with Section 4.1.

                                   ARTICLE III

                                  PARTICIPATION

     Each Director shall become a participant in the Plan upon a crediting event under Article IV.

                                   ARTICLE IV

                                DEFERRAL ACCOUNTS

     4.1.  STOCK UNIT ACCOUNT.

     The Stock Unit Account of each Director shall be credited on each Award Date with a number of Units determined by dividing $10,000 by the Average Fair Market Value of the Common Stock on the Award Date. A Director who is not serving as a director on an Award Date is not eligible for any portion of the Award for the applicable year.

     4.2.  DIVIDEND EQUIVALENTS; DIVIDEND EQUIVALENT STOCK ACCOUNT.

     (a) ALLOCATION OF DIVIDEND EQUIVALENTS. Each Director shall be entitled to receive Dividend Equivalents on the Units credited to his or her Stock Unit Account and Dividend Equivalent Stock Account, whether before or after a termination of service, which Dividend Equivalents shall be credited to the Director's Dividend Equivalent Stock Account in accordance with Section
4.2(b) below.

     (b) DIVIDEND EQUIVALENT STOCK ACCOUNT. The Director's Dividend Equivalent Stock Account shall be credited with an additional number of Units determined by dividing the amount of Dividend Equivalents by the Fair Market Value of a share of Common Stock as of each dividend payment date. The Units credited to a Director's Dividend Equivalent Stock Account shall be allocated (for purposes of distribution) in accordance with Section 4.4(b) and shall be subject to adjustment in accordance with Section 4.5.


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     4.3.  VESTING OF STOCK UNIT ACCOUNT AND DIVIDEND EQUIVALENT STOCK ACCOUNT.

     The rights of each Director in respect of his or her Stock Unit Account and related Dividend Equivalent Stock Account shall vest immediately on crediting.

     4.4.  DISTRIBUTION OF BENEFITS.

     (a) COMMENCEMENT OF BENEFITS DISTRIBUTION.  Subject to the terms of this
Section 4.4 and Section 4.5, each Director shall be entitled to receive a distribution in a number of shares of Stock equal to the number of Units in his or her Accounts upon a termination of service (including but not limited to a retirement or resignation) as a Director of the Corporation.

     (b) MANNER OF DISTRIBUTION. The benefits payable under this Plan shall be distributed to the Director (or, in the event of his or her death, the Director's Beneficiary) in a lump sum, unless the Director elects in writing (on forms provided by the Corporation) by the time specified in Section 4.4(f), to receive a distribution of his or her benefits in respect of such Units in approximately equal annual installments (before giving effect to post-termination crediting of additional Dividend Equivalents before the applicable payment date) for up to five years thereafter. Elections with respect to any Units in the Stock Unit Account shall apply to all Dividend Equivalent Units attributable to those Stock Units, and to all Dividend Equivalent Units attributable to those Dividend Equivalent Units. Installment payments shall commence as of the date benefits become distributable under Section 4.4(a). Notwithstanding the foregoing, if the vested balance remaining in a Director's Stock Unit Account and Dividend Equivalent Stock Account is less than
1,000 shares, then the remaining balance shall be distributed in shares in a lump sum. No fractional interests shall be distributed, but they may be accumulated and paid in cash.

     (c) EFFECT OF DEATH OR DISABILITY; CHANGE IN CONTROL. Notwithstanding Sections 4.4(a) and (b), if a Director or former Director dies or suffers a Disability resulting in or following a termination of service, the distribution in Stock of the Director's Accounts (or remaining Accounts, as the case may be) shall be made immediately in a lump sum. If the Director's service terminates upon or after a Change in Control Event, or a former Director has any remaining Accounts at the time of such Change in Control Event, the distribution in Stock of the Director's Accounts (or remaining Accounts, as the case may be) shall be made immediately in a lump sum.

     (d) FORM OF DISTRIBUTION. Stock Units credited to a Director's Stock Unit Account and Dividend Equivalent Stock Account shall be paid and distributed by means of a distribution of an


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equivalent whole number of shares of the Common Stock.  Fractions shall be accumulated and converted to Units, but any fractional interest in a Unit shall be paid in cash on final distribution.

     (e) SUB-ACCOUNTS. The Administrator shall retain sub-accounts of a Director's Accounts as may be necessary to determine which Units are subject to any distribution elections under Section 4.4(b).

     (f) TIMING OF ELECTIONS. A Director may elect (with respect to Units credited on any June 1 and any related Dividend Equivalent Units) an installment distribution as provided in Section 4.4(b) within 60 days following the annual crediting of the Units to his or her Stock Unit Account; provided, however, that no such election shall be effective until 12 months after the election is filed with the Corporation. If a director has made such an election, it shall be deemed a continuing one as to Units to be credited in future years, unless (subject to Sections 7.6 and 7.9) the Director notifies the Corporation to the contrary at least 60 days after the applicable June 1st on which the additional Units are credited.

     4.5. ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary non-cash dividend or other extraordinary distribution in respect of the Stock (whether in the form of Stock, other securities, or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, proportionate and equitable adjustments consistent with the effect of such event on shareholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of shares of Common Stock or other consideration (including cash, property or securities in respect thereof) reserved and to be distributed, and of Units, under this Plan.

     4.6. CORPORATION'S RIGHT TO WITHHOLD. The Corporation shall satisfy state or federal income tax withholding obligations, if any, arising upon distribution of a Director's accounts by reducing the number of shares of Common Stock otherwise deliverable to the Director by the appropriate number of shares (based on the Average Fair Market Value) required to satisfy such tax withholding obligation. If the Corporation, for any reason, cannot satisfy the withholding obligation in accordance with the preceding sentence, the Director shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.


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     4.7.  LIMITATIONS ON RIGHTS ASSOCIATED WITH UNITS.  A Director's Accounts
shall be memorandum accounts on the books of the Corporation. The Units credited to a Director's Accounts shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Director in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind, although the Corporation shall reserve shares to satisfy its obligations under this Plan. Each Director's rights in the Units is limited to the right to receive shares of Common Stock (or other consideration) in the future as herein provided. No Director shall be entitled to any voting or other shareholder rights with respect to Units granted under this Plan. The number of Units credited under this Section shall be subject to adjustment in accordance with Section 4.5.

     4.8. RESTRICTIONS ON RESALE. Stock distributed in respect of those Stock Units that were first credited under Section 4.1 within six months of the distribution (and Dividend Equivalent Account Units credited under Section 4.2 solely in respect thereof) may be legended or otherwise restricted so as to prevent a sale of the Stock within six months of the initial crediting of those Stock Units. Installments shall be deemed payable and paid in the order (i.e., last-in, last-out) of the accrual of the underlying Units.

                                    ARTICLE V

                                 ADMINISTRATION

     5.1. FORMULA PLAN. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be construed, interpreted and, to the extent required, administered by the Board or a committee duly appointed and authorized by the Board to act on its behalf under this Plan. To the extent required by
Section 7.6, the Board (or such committee) shall have no discretionary authority with respect to the amount, price or timing of any Award granted under this Plan. No director shall participate in any decision relating solely to his or her benefits. Subject to the terms of this Plan, the Board (or such committee) may resolve any questions and make all other determinations and adjustments required by this Plan, maintain all the necessary records for the administration of this Plan, and provide forms and procedures to facilitate the implementation of this Plan.

     5.2. DECISIONS FINAL; DELEGATION; RELIANCE; AND LIMITATION ON LIABILITY. Any determination of the Board or a duly authorized committee of the Board made in good faith shall be conclusive. In performing its duties, the Board or the committee shall be entitled to rely on public records and on information,


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opinions, reports or statements prepared or presented by officers or employees of the Corporation or other experts believed to be reliable and competent. The Board or the committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Corporation.

     Neither the Corporation nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action or payment in respect of an Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under Rule 16b-3 under the Exchange Act, or to comply with any other law, compliance with which is not required on the part of the Corporation.

                                   ARTICLE VI

                          PLAN CHANGES AND TERMINATION

     6.1. AMENDMENTS. The Board of Directors shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Director's rights with respect to Stock Units and Dividend Equivalents credited to his or her Stock Unit Account or Dividend Equivalent Stock Account. Notwithstanding the preceding, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Units or Dividend Equivalents shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provision) under the Exchange Act ("Rule 16b-3").

     6.2. TERM. This Plan shall continue for a period of 10 years following the date of its approval by the Board, but continuance of this Plan is not assumed as a contractual obligation of the Corporation. In the event that the Board of Directors decides to terminate this Plan, it shall notify the Directors of its action in an instrument in writing, and this Plan shall be terminated at the time therein set forth, and all Directors shall be bound thereby.

     6.3.  DISTRIBUTION OF SHARES.  If this Plan terminates pursuant to
Section 6.2, the distribution of the Accounts of a Director shall be made at the time provided in Section 4.4(a) and in a manner consistent with the elections made pursuant to Section 4.4(b).


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                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. LIMITATION ON DIRECTORS' RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Corporation as to such amounts and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Corporation with respect to amounts credited or vested and benefits payable, if any, on their Accounts.

     7.2.  BENEFICIARIES.

     (a) BENEFICIARY DESIGNATION. Upon forms provided and in accordance with procedures established by the Corporation, each Director may designate in writing (and change a designation of) the Beneficiary or Beneficiaries (as defined in Section 7.3(b)) that the Director chooses to receive the Common Stock payable under this Plan after his or her death, subject to applicable laws (including any applicable community property and probate laws).

     (b) DEFINITION OF BENEFICIARY. A Director's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trust or trusts, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the Director's benefits under this Plan in the event of the Director's death.

     7.3. BENEFITS NOT ASSIGNABLE; OBLIGATIONS BINDING UPON SUCCESSORS. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than pursuant to Section 7.2, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

     7.4. GOVERNING LAW; SEVERABILITY. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


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

     7.5. COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     7.6. PLAN CONSTRUCTION. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies any applicable requirements of Rule 16b-3 so that Directors will remain "disinterested" to the extent required by Rule 16b-3 for purposes of administering other stock plans of the Corporation and will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.

     7.7. HEADINGS NOT PART OF PLAN. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

     7.8. SHAREHOLDER APPROVAL; EFFECTIVE DATE. This Plan has been approved by the Board of Directors and was approved by Dole Food Company, Inc. as the sole shareholder of the Corporation.

     7.9 IRREVOCABILITY OF PAYOUT ELECTIONS. Subject to Sections 7.5 and 7.6, a Director may, subject to the approval of the Committee, prospectively change a distribution election under Section 4.4(b) by a subsequent election that will take effect at least 12 months after the subsequent election is received by the Company if, in the opinion of Counsel to the Company, the subsequent election would not adversely affect the disinterested administration of other plans of the Company or the availability to other Directors of any exemption under Rule 16b-3 under the Exchange Act or the efficacy of deferrals under the Code in respect of other Participants in this Plan. The Committee may, subject to Sections 7.5 and 7.6, permit an election by a Director that would not qualify for an exemption under Section 16(b) of the Exchange Act, so long as the disinterested administration of other stock plans of the Company for purposes of Rule 16b-3, and the availability of any exemption thereunder for other directors under this Plan, is not compromised.


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